Exhibit 5.1



        [Letterhead of Cleary, Gottlieb, Steen & Hamilton]




Writer's Direct Dial:  (212) 225-2930

                                    May 28, 1998


Purina Mills, Inc.
1401 South Hanley Road
St. Louis, Missouri 63144



Ladies and Gentlemen:

           We have acted as your counsel in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the 9% Senior Subordinated Notes due 2010 (the "Exchange Notes") of Purina Mills, Inc., a Delaware corporation (the "Company"), to be offered in exchange for all outstanding 9% Senior Subordinated Notes due 2010 (the "Old Notes") of the Company. The Exchange Notes will be issued pursuant to an indenture, dated as of March 12, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee.

           We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.


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Purina Mills, Inc. p. 2


           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Old Notes and the Exchange Notes conform or will conform to the forms thereof that we have reviewed and have been or will be duly authenticated in accordance with their terms and the terms of the Indenture.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. When the Exchange Notes have been duly executed and authenticated in accordance with their terms and the terms of the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of the Registration Rights Agreement (in the form filed as an exhibit to the Registration Statement), the Exchange Notes will constitute the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

           2. The Indenture has been duly executed and delivered by the Company under the law of the State of New York.

           Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each of the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New
York); (b) such opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity; and (c) we express no opinion as to sections of the Indenture, the Old Notes and the Exchange Notes which pertain to the defense of forum non conveniens, submission to jurisdiction, severability of illegal provisions, waiver of protection under stay, extension or usury laws or the conclusiveness of calculations or certifications.

           The foregoing opinion is limited to the law of the State of New York.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


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Purina Mills, Inc. p. 3


                            Very truly yours,

                            CLEARY, GOTTLIEB, STEEN & HAMILTON


                            By   /s/ Paul J. Shim
                              ----------------------------
                                Paul J. Shim, a Partner